Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1 of our report dated October 26, 2015 with respect to the audited financial statements of Opiant Pharmaceuticals, Inc. (formerly Lightlake Therapeutics, Inc.) for the years ended July 31, 2015 and 2014.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

April 4, 2016